UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

eBay Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 3, 2014, eBay Inc. (the “Company”) issued the following Infographic:

On April 4, 2014, the Company sent the following Tweet under the Twitter handle @ebayinc (https://twitter.com/ebayinc):

On April 4, 2014, Pierre Omidyar, founder and chairman of the Company, left a voicemail for shareholders, the transcript of which is copied below:

“Hello, this is Pierre Omidyar, founder and chairman of eBay Inc. calling regarding your investment in eBay.  First of all, I’d like to thank you for investing in eBay.

Recently you should have received proxy materials for eBay’s 2014 Annual Meeting of Stockholders in May.

Today, I am asking that you vote for ALL of eBay’s nominees for election to the board by voting eBay’s WHITE voting instruction form.  Please discard any GOLD voting instruction form you may receive.

eBay’s Board of Directors recommends that you vote for:
• ALL of eBay’s nominees for election to the board,
• FOR proposals two through four, and
• AGAINST proposals 5 and 6
Again, please look for eBay’s WHITE voting instruction form and vote by Internet, Telephone or mail as soon as possible. Please call eBay’s proxy solicitor, D.F. King and Company toll free at 1-800-269-6427 with any questions or to vote live by phone.

Thank you for your support.”